Exhibit 10.3
SC:S4:2009
Transfer Contract

Contract No.[MSL09092901-1]

This transfer contract was signed by the following parties on November 4, 2009 in Shanghai.

(1)
Zhumadian Zhongpin Food Co., Ltd, registered address is Industrial Concentration Area, Suiping County, Zhumadian City, Henan Province, Postcode: ________, Tel:, 0374-6219316, Fax 0374-6219316 (“Transferor”): and

(2)	De Lage Landen (China) Co., Ltd. registered address Room 1105, AZIA Center, No.1233 Lujiazui Ring Road，Shanghai Pudong, Postcode 200120，Tel 021-68889696，Fax 021-68881530（“Transferee”）.

Whereas:

1. Transferor and vendors ("Vendor") of the equipment set out in Appendix One ("Equipment") signed a sales contract (collectively, the "Sales Contract") in respect of the Equipment, (the transferor should provide the sales contracts and copies of equipment invoices vendors issued to the lessee based on the request of the transferee, and provide the original version of the sales contracts and equipment invoices for verification in accordance with the requirements of the transferee);

2. Vendor delivered the equipment to the transferor in year [2008];

3. Transferor agrees to sell the equipment to the transferee, the transferee agrees to lease the equipment to the transferor at the same time, and entered a financial leasing agreement (the "Leasing Agreement") with the transferor in respect of financing leasing of equipment, the contract number is [MSL09092901];

Therefore, through friendly consultation the two sides signed the following provisions:

1. Transferor agreed to sell the Equipment to the transferee, the transferee agreed to purchase the Equipment from the transferor.

2. Transferee agreed to pay for the Equipment at the purchase price of RMB [41,000,000.00] ("Purchase Price") to the transferor in accordance with this contract, to obtain ownership of the Equipment and all other interests, and at the same time lease out the Equipment to the transferor for use.

3. Since the transferee paid the purchase price to the transferor or the account designated in written by the transferor in accordance with the provisions of this contract, the ownership of the Equipment and all other interests is transferred to the transferee unconditionally and irrevocably. Both sides unanimous consented and confirmed, for the purpose of financing leasing of equipment, Equipment from the commence date of term, the transferee is entitled to collect from the transferor the rentals under the leasing agreement, the rental proceeds is owned by the transferee and is non-refundable in any case

4. Since the two sides agreed to use the down payment (RMB 1,000,000.00), deposits RMB (3,615,000.00), and management fees (RMB 600,000.00) that should be paid by the transferor under the lease agreement with contract number of [MSL09092901], to offset the purchase price that should be paid by transferee to the transferor or to the account designated in written by the transferor, namely, the transferee only need to pay the RMB [35,785,000.00] to the transferor, that fulfilled all payment obligations under this contract, namely, the transferee has paid off the transfer price.

Ex. 10.3 - 1

The transferee agreed to pay the remaining purchase price of RMB [35,785,000.00] to the designated bank account in written by the transferor, within [4] working days after receiving the following documents and payments provided by the transferor.

1) The equipment acceptance certificate that duly signed by transferor in accordance with the form required by transferee.

2) Equipment sales invoices that the transferor issued to the transferee with the content and the amount in consistent with those in this contract and in accordance with PRC laws in respect of the transfer of equipment.

3) All documents related to leasing that have been properly signed by the transferor, including but not limited to, the leasing agreement, this agreement, the joint liability guarantee letter issued by the Henan Zhongpin Food Share Co., Ltd. (ie, the guarantor under the leasing agreement), the board resolution of Henan Zhongpin Food Share Company, Ltd. approving to undertake this joint liability guarantee and the board resolution of lessee approving the agreement for lessee sells and leases back the Equipment in sale leaseback method.

4) All the relevant supporting documents of the necessary approval and/or registration procedures of the Equipment have been completed (if applicable).

5) Payment notices issued by the transferor to the transferee.

6) Copies of the insurance policy that the transferor purchased for the Equipment according to the requirement of transferee.

Notwithstanding the above, at any time before all the preceding conditions are fully met, the control right of transferor has material changes, or the net value, financial situation, profitability of the transferor deteriorates significantly, the transferee has no obligation to pay the purchase price and has the right to terminate this contract under provision 11.

5. For avoidance of doubt, the transferor herein confirmed that if transferee pays the transfer price to the account designated in written by the transferor, the transferor was deemed as fulfilling the payment obligations of the equipment purchase price under this contract.

6. For the purpose of this contract, the transferor makes representations and warranties herein:
1)	The ownership, disposal right and all other rights and interests that the transferor has on the Equipment will be transferred to the transferee when the transferee paid off the purchase price;

2)
The ownership, disposal right and all other rights and interests transferred by the transferor under this contract are not involved in any claim, pledge, mortgage, secured interest and any other restrictive rights;

3)	The transferor has completed all the examination and approval procedures for the equipment under this transfer contract, therefore has the right to enter into and perform this contract;

Ex. 10.3 - 2

4)	The transferor guarantees that the purchase and transfer of equipment under this contract is in compliance with all relevant PRC laws, regulations and policies.

5)
The transferor guarantees to pay all tax payables for import and transfer of the equipment under this contract based on the relevant PRC laws and regulations (such as equipment was purchased through imports by the transferor), and will bear all liabilities by themselves for failure to fulfill tax obligations.

6)	The transferor guarantees that the transferee is the exclusive transferee of the Equipment under this contract, and the exclusive party under the leasing agreement of such equipment.

7. The transferor signed the acceptance certificate under the leasing agreement or was deemed to have accepted the equipments under the leasing agreement, therefore the equipments shall be deemed to have been completed delivered by the transferor (as seller) to the transferee (as buyer) in perfect condition. The risk of equipment loss and damage shall be borne by the transferor under any circumstances; the transferee will not take the risk of equipment loss and damage under any circumstances.

8. The transferor shall issue the Transfer Certificate of Equipment Ownership to the transferee within【5】days after receiving the purchase price of the equipment, even if the transfer fails to issue the certificate, it will not affect the ownership of the transferee.

9. The transferor confirmed that they choose equipments and vendors on their own. If the equipments have some quality defects or infringe intellectual property rights of third party, or the equipments are inconsistent with the requirements of purchase contract, or vendors and/or import and export companies have other nonperformance behaviors, the transferee does not assume any responsibility, the transferor should directly exercise the right to claim from vendors, the results and costs of claims should be borne by the transferor themselves. Regardless of whether the transferor is able to get compensation through claim, and regardless of whether the claim is in progress, the rental payment obligations and other obligations of the transferor under the agreement will not be affected.

10. Transferor undertakes that the transferee will obtain the full ownership of the equipments according to this contract and the transferee is the sole owner of the equipments. If the transferor breached the contract and led to failure of the transferee to obtain the full ownership of the equipments, or the ownership of the equipments and any other rights of the transferee suffered any restrictions or damages, the transferee has the right to terminate this contract and the leasing agreement. Under such circumstances, the transferor shall not only refund the full purchase price to the transferee, but also compensation for all losses, costs and expenses suffered by the transferee for that reason, including but not limited to the full benefits the transferee could obtain by leasing the equipment to transferor, and transferor should guarantee the transferee free of any third party claims. If breach of representations and warranty under this contract by the transferor led to invalidation of this contract determined by the judiciary, or/and the transferee was imposed some relevant administrative punishment, the transferor agrees to give full compensation to the transferee for their damages (including, but not limited to, the full benefits the transferee could obtain by leasing the equipment to transferor, as well as fines imposed by the relevant departments on the transferee, etc.). This provision is effective independently and will not become invalid because of the invalidation of this contract.

Ex. 10.3 - 3

11. If the transferor refuses to issue acceptance certificate, or any event of default occurred prior the commence date of term, or the transferor fails to provide all payment documents according to the provision 4 of this contract, the transferee has the right to terminate the lease agreement. If this lease agreement terminated for this reason, the transferor shall return all sums they have received, and compensate for all losses and therefore costs suffered by the transferee, including but not limited to the payments, taxes and other payments that the transferor paid to the seller, government agencies and/or any third party according to this financial lease. The transferee has no obligation to return the rentals.

12. This contract is governed by the PRC laws. Any dispute resulted from or related to this contract, if the negotiation fails, the two sides agreed to submit to the Shanghai-based China International Economic and Trade Arbitration Commission Shanghai Branch and such dispute shall be arbitrated in accordance with its arbitration rules. The arbitral tribunal shall consist of three arbitrators, the transferor and the transferee can choose their respective arbitrator, presiding arbitrator will be appointed in accordance with its arbitration rules by the Arbitration Commission. Arbitration award is the final and binding upon both parties, and the costs of arbitration will be borne by the losing party.

13. This contract enters into force after the day both parties sign and seal. There are two originals of this contract, each party possess one.

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Transferor: Zhumadian Zhongpin Food Co., Ltd

Signatory: /s/ Li Haobin
Title

Transferee: De Lage Landen (China) Co., Ltd.

Signatory: /s/ De Lage Landen (China) Co., Ltd.
Title

Ex. 10.3 - 4

APPENDIX ONE：
Equipment List

Name of Equipment	Supplier (Manufacturer)	Model	Transfer Price	Device ID
Liquid Ammonia Refrigeration Screw Compressor Unit (Including Controlling Cabinet)	Yantai Moon Co., Ltd.	KA20CBY	515,523.17	020001
Liquid Ammonia Refrigeration Screw Compressor Unit (Including Controlling Cabinet)	Yantai Moon Co., Ltd.	KA16CBY	258,810.47	020002
Liquid Ammonia Refrigeration Screw Compressor Unit(Including Controlling Cabinet)	Yantai Moon Co., Ltd.	JKA12.7CBY	259,211.02	020003
Liquid Ammonia Refrigeration Screw Compressor Unit(Including Controlling Cabinet)	Yantai Moon Co., Ltd.	KA20CBY	174,937.81	020004
Liquid Ammonia Refrigeration Screw Compressor Unit(Including Controlling Cabinet)	Yantai Moon Co., Ltd.	KA16CBY	258,810.47	020005
Siphon Pot	Yantai Moon Co., Ltd.	UZ-3.5	232,157.72	020006
Liquid Reservoir	Yantai Moon Co., Ltd.	ZA-10	34,991.31	020007
Low Pressure-Cycled Barrel	Yantai Moon Co., Ltd.	ZDX-4L	55,119.62	020012
Ammonia Storage Tank	Yantai Moon Co., Ltd.	ZA-5	10,869.77	020013
Horizontal Evaporator	Yantai Moon Co., Ltd.	WZA-200	57,234.14	020014
Shielded Ammonia Pump	Dalian Hermetic Pump Co., Ltd	CAMA2/4	31,724.42	020015
All-In-One New Blower Set	Yantai Moon Co., Ltd.	AHDFS120H	11,632.22	020016
Small Pump (Kay-Chuen), Glycol Circulating Pump	Shanghai Kaiquan Pump Limited Liability Company	FLG25-160	5,408.58	020020
Evaporated Condenser	Long Hua Luoyang Refrigeration Equipment Co., Ltd.	ZFL2000	810,571.61	020021
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	CFD-500A	94,566.68	020022
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	CFD-400A	641,088.43	020023
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	DFD-400A	85,478.44	020024

Ex. 10.3 - 5

Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	DFJ-350A	610,384.97	020025
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	GFJ-250A	109,304.34	020026
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	DFD-200A	44,704.25	020027
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	DFL-250-00	319,316.00	020028
Hanging Air Cooler	Zhejiang Upwind Industrial Co., Ltd.	DFL-200-00	133,867.07	020029
Air Conditioning System	Yantai Moon Co., Ltd. Yixing City Huaxin Refrigeration Equipment Co., Ltd. Zhejiang Upwind Industrial Co., Ltd.Henan Puyang Changxing Antiseptic Co.Ltd For Equipment, South Of Henan Branch		6,287,815.94	020030
Atlas. Copco Screw Air Compressor	Henan Province, Guoxin Electrical Complete Equipment Co., Ltd.	GA22P-10	166,890.05	020031
Fleshing Machine	Jining Xinglong Food Machine Manufacturing Co., Ltd. Hicook		15,017,074.20	020032
Slaughtering Equipment, Beam Production and Installation Engineering	Jining Xinglong Food Machine Manufacturing Co., Ltd. Suiping County Henan Electric Installation Co., Ltd.		6,274,333.35	020033
Kitchen Equipments			71,393.11	020034
Sister Block		＄65(Stainless Steel)	59,249.23	020035
Corss Arm		L=520(Stainless Steel)	22,430.01	020036

Ex. 10.3 - 6

Bone Saw	Jiaxing Kai Machinery Manufacturing Co., Ltd.	15,672.00	020037
Oil-Immersed Power Transformers, High and Low Pressure Cabinet	Suiping County Henan Electric Installation Co., Ltd.	843,600.00	020038
Main Cable	Suiping County Henan Electric Installation Co., Ltd.	1,309,337.45	010001
Pump	Shanghai East Pump (Group) Co., Ltd.	86,117.45	010002
The Well	Henan Zhicheng Geological Engineering Co., Ltd.	123,728.05	010003
Industrywasher	Taizhou Taifeng Machinery Equipment Manufacture Co., Ltd.	15,817.50	020039
Industrial Spin-Drier	Taizhou Taifeng Machinery Equipment Manufacture Co., Ltd.	9,666.20	020040
Industrial Drying Machine	Taizhou Taifeng Machinery Equipment Manufacture Co., Ltd.	11,423.80	020041
WP Water Proofing Platform Scale	Mettler - Toledo (Changzhou) Weighing Equipment System Co., Ltd.	79,579.55	020042
Metal Detector	Shanghai Dangdang Electronic Technology Co., Ltd.	28,119.95	020043
Door Insulation	Kaifeng, Central China Refrigeration Equipment Engineering Co., Ltd.	2,372,625.00	020044
Airshower	Zhucheng Xinfeng Machinery Co., Ltd.	142,357.50	020045
Lifting Platform For Unloading Pig	Changge Huanyu Automatic Door Facility	16,696.30	020046
Ozone Generator	Zhengzhou Sankang Sino-Environment Tech	44,106.91	020047
Iron Gate	Henan Xinzheng Kangda Machinery Plant	8,857.80	020048
Telescopic Door	Henan Xinzheng Kangda Machinery Plant	24,452.05	020049
Cold Storage Door	Yixing City Huaxin Refrigeration Equipment Co., Ltd.	544,824.95	020050
Automatic Binding Machine	Shanghai Yiqun	50,967.55	020051

Ex. 10.3 - 7

Vertical Lift Gate	Henan Xinzheng Kangda Machinery Plant	13,181.25	020052
Stainless Steel Trench Cover	Henan Zhongpin Food Share Co., Ltd	87,875.05	010004
Boiler Water Treatment	Xuchang Lanjian Maxtech Technologies Company	8,084.45	010005
Compressor	Henan, Guoxin Electrical Complete Equipment Co., Ltd.	118,631.25	020052
Door Seal and Collision Device	Nanjing Tiannuo Cold Storage Door Co., Ltd	39,807.30	020053
Stainless Steel Web	Shandong Boxing Boda Kitchen Machinery Plant	33,533.10	020054
Pre-Cooling Tray	Shandong Boxing Boda Kitchen Machinery Plant	36,415.45	020055
Tool Storage Cabinet	Shandong Boxing Boda Kitchen Machinery Plant	17,926.50	020056
Platform Scale	Zhengzhou Sethweighing Equipment System Co., Ltd	36,907.50	020057
Livestock Scales, Track Scales	Mettler - Toledo (Changzhou) Weighing Equipment System Co., Ltd.	75,133.05	020058
Sewage Treatment Equipment	Beijing Sida Chuangjie Environment Engineering Company Limited	667,850.05	020059
Boilers	Zhengzhou Boiler Factory	281,199.95	020060
Production And Installation of Furnaces, And Chimneys, Hoods	Zhengzhou Boiler（Group）Co., Ltd	48,578.25	020061
Control Valve		7,223.96	020062
Anti-Theft Window		16,451.28	020064
Office Equipment		34,814.10	030001
Bed		37,549.73	030003
Tin	Changyuan Slaughtering Equipment Operation Department	74,110.86	020064
Freeze Frame		20,893.90	020065

Ex. 10.3 - 8

Hand Truck		24,867.00	020066
Spare Wagon For Hot Fresh Food		20,001.04	020067
Pre-Cooled Wheel Barrow		26,787.02	020068
Plastic Tray	Xuzhou Tote Box Modeling Factory	181,390.09	020069
Tote Box	Xuzhou Tote Box Modeling Factory	295,452.69	020070
Pulley		15,592.77	020071
Console		52,413.02	020073
Tote Box		29,051.67	020076
Stripper		47,170.81	020077
Tote Box		40,841.87	020078
Sprinkler	Henan Benma Company	28,194.12	040002
Air Conditioning	Zhuhai Gree Electric Appliances or Guangdong Galanz Group Co Ltd	34,594.04	030005
Computer		65,957.67	030009
Computer Equipment		98,670.80	030010
Total		41,000,000.00

Ex. 10.3 - 9